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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT(1)

NAME                                                              COUNTRY OF INCORPORATION
----                                                              ------------------------
Amersham Pharmacia Biotech Limited                                England
Amersham Pharmacia Biotech Inc                                    United States
Amersham Pharmacia Biotech Holding AB                             Sweden
Amersham Pharmacia Biotech UK Limited                             England
Amersham Pharmacia Biotech Holdings Inc                           Canada
Praelux Inc                                                       United States
Amersham Nederland BV                                             The Netherlands
Amersham Pharmacia Biotech Asia Pacific Limited                   Hong Kong
Amersham Pharmacia Biotech AB                                     Sweden
Amersham Pharmacia Biotech Australia Pty Ltd                      Australia
Imaging Research Inc (51%)                                        Canada
Molecular Dynamics Inc                                            United States
PK Chemicals A/S                                                  Denmark
Amersham Pharmacia Biotech Limited                                China
Amersham New Zealand Limited                                      New Zealand
Cimarron Inc (20%)                                                United States
Amersham Pharmacia Biotech Korea Limited                          Korea
Amersham Pharmacia Biotech do Brazil Limitada                     Brazil
United States Biochemical Corporation                             United States
Amersham Pharmacia Biotech KK                                     Japan
Hoefer Pharmacia Biotech Inc                                      United States
Amersham Pharmacia Biotech Canada Inc                             Canada
Amersham Pharmacia Biotech AS                                     Norway
Amersham Pharmacia Biotech Export GmbH                            Austria
Amersham Pharmacia Biotech (Shanghai) Co Ltd                      China
Amersham Pharmacia Biotech Europe GmbH                            Germany
Amersham Pharmacia Biotech Argentina SA                           Argentina


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(1)  All subsidiaries are 100% owned, except where stated